UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2021

AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738
    (Address of Principal Executive Offices)         (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ACC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE

On December 16, 2021, American Campus Communities, Inc. (the “Company”) issued a press release announcing that it has issued an open letter to its shareholders which (1) discloses that the Company’s Board of Directors and members of management have each recently met with representatives of Land & Buildings Investment Management, LLC (“L&B”), (2) details the Company’s successful portfolio management, track record of value creation, market outperformance and continuous Board refreshment and (3) reiterates the commitment of the Company’s Board of Directors and management team to enhancing value for all shareholders of the Company. The press release contains the full text of the Company’s open letter to its shareholders. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Copies of letters to and from L&B to certain members of the Company’s Board of Directors are attached as Exhibits 99.2, 99.3 and 99.4 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

EX-99.1	Press Release issued December 16, 2021

EX-99.2	Letter from L&B dated November 1, 2021

EX-99.3	Letter to L&B dated November 5, 2021

EX-99.4	Letter from L&B dated November 9, 2021

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Dated:	December 16, 2021	By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer